UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

SeaBright Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington  98101
(Address of Principal executive offices, including  Zip Code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2010, the Board of Directors (the “Board”) of SeaBright Holdings, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws, to, among other things, amend the following provisions:

•
Article II, Sections 11 and 12, which govern submission of nominations and proposals by a stockholder, were amended to require that a stockholder include additional information about the class and number of derivative securities related to the Company’s shares which are directly or indirectly beneficially owned by the stockholder in an advance notice of a nomination or proposal to the Company.

•
Article IV was revised to provide that the chairman of the Board is not an officer position.  This amendment does not change the current chairmanship of the Board, which remains filled by the Company’s Chief Executive Officer.

•	Article V, Section 1 was amended to add clarifying provisions relating to the transfer of shares of stock that are not represented by certificates.

•	The references in the Bylaws to the Company’s corporate name and to a national securities exchange were updated.

The foregoing description is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
John G. Pasqualetto
Chairman, President and Chief Executive Officer

Date: December 29, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of SeaBright Holdings, Inc.